UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-50765	16-1694602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia		23113
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting on February 27, 2018, the Board of Directors of Village Bank and Trust Financial Corp. (the “Company”) approved the promotion of Donald M. Kaloski, Jr, CPA, CGMA, age 36, to the position of Executive Vice President and Chief Financial Officer effective end of day on May 31, 2018 upon the previously announced retirement of C. Harril Whitehurst, Jr., who has served in that role since September 2003.

Mr. Kaloski joined the Company in March 2013 as the Company’s Vice President – Accounting and, in April 2015 was promoted to Senior Vice President – Accounting.  Prior to joining the Company, Mr. Kaloski served as an audit manager at BDO USA, LLP from September 2007 until his employment with the Company.

He is a 2006 graduate of Troy University with a Bachelor of Science degree in Accounting, holds a Master of Business Administration degree from Troy University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: February 28, 2018	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.

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